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                                                              EXHIBIT 23.5

March   , 1998

              CONSENT OF BT ALEX. BROWN & SONS INCORPORATED

  We hereby consent to the references to us in the Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4, and to the inclusion in such Proxy Statement-Prospectus of our opinion (in whole but not in part) to the Board of Directors of OHM Corporation dated January 14, 1998. In giving this consent, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          BT Alex. Brown & Sons Incorporated

Baltimore, Maryland

March   , 1998